Institutional Information Conference Call June 6 2006 NASDAQ: CFHI Exhibit 99.1 th

Forward-Looking Statements
During the course of this presentation, management may make
projections and forward-looking statements regarding events or the future financial performance of Coast Financial Holdings, Inc.
We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Coast Financial’s actual results to differ materially from the anticipated results expressed in these
forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements and are
advised to review the risk factors that may affect Coast
Financial’s operating results in documents filed by Coast
Financial Holdings with the Securities and Exchange Commission.
Coast Financial Holdings, Inc. assumes no duty to update the forward-looking statements made in this presentation.

Business Overview

Company Overview
Headquartered in Bradenton, Florida
18 branches, 83 stand-alone ATM kiosks
$582 million in Assets
$431 million in Loans
$478 million in Deposits
Note: Financial data as of March 31, 2006

Management Team
Brian P. Peters
President and Chief Executive Officer
Brian F. Grimes
Executive VP/Chief Financial Officer
Phillip W. Coon
Executive VP/ Residential
Lending Manager
Anne V. Lee
Executive VP/ Retail
Banking Manager
James V. Dugger
Executive VP/ Consumer
Lending Manager
Jordan L.
German
Executive VP/ Commercial
Lending Manager

Brian P. Peters - Executive Biography
President, CEO, and Director of Coast Financial Holdings, Inc. since February
2004
Served as the Company’s Chief Financial Officer, Chief Operating Officer and
Executive Vice President prior to his current role since the Company’s inception
Senior Vice President and Controller for Republic Bank located in St. Petersburg,
Florida from 1997 to 2002
Chief Financial Officer of American Bancshares from 1995 to 1997
Brian F. Grimes - Executive Biography
Chief Financial Officer since February 2004
Executive Vice President and Chief Financial Officer of Coast Bank since
December 2003
Senior Vice President and Treasurer of Republic Bank from 1998 to 2003
Management Team

Management Initiatives
Restructuring
Sold certain business assets
Discontinued several high risk business lines - More conservative lending philosophy
Outsourced various operating functions
Asset Quality
Comprehensive loan review of the entire loan portfolio
Strengthened internal controls and loan review process.
Adopted new comprehensive lending policy
Developed and implemented strategy for underperforming, under collateralized, or high-risk loans originated prior to February 2004
Reduced nonperforming loans by more than 60% in the last 18 months
In February 2004, The Board of Directors altered
the strategic direction of Coast Financial ...

Management Initiatives
Franchise/Growth
Opened 13 new branches since February 2004,
2 branches in 2004
5 branches in 2005
6 in 2006 thru June 5 (with 6 more scheduled by the end of year)
Expanded local ATM network with 83 kiosks located in Sweetbay grocery stores in Manatee, Pinellas, Hillsborough, Pasco and Sarasota counties
Acquired 6 branch facilities as a result of redundancies created by the
Wachovia/SouthTrust acquisition
Efficiency and Profitability
Built and restructured the then current operating platform
Consolidated executive and administrative offices
... and instituted a plan focused on growth and profitability

Long-Term Objectives
Become the leading independent community bank in the greater
Tampa Bay region
Operate between 30 to 35 branches within this region over the next three to five years
Establish a track record of profitable growth and efficient capital management
Our long-term objectives are obtainable

Business Strategy
Take advantage of opportunities created by economic and population growth
Capitalize on the consolidation that has occurred in the area
Attract dislocated customers
Acquire new branch locations
Recruit experienced bank professionals
Emphasize and focus on local management and a commitment to the community
Attract new customers by providing personalized service in an efficient manner
Our business strategy relies on demographics, bank consolidation in the greater Tampa Bay area and our core competencies

Attractive Markets
The state of Florida currently ranked 3 in the nation for projected pop ulation growth for the period 2005-2010 at 12.4% or nearly twice the
US median growth rate of 6.3%
As of June 30, 2005, Florida ranked 4 in the nation in terms of total de posits ($342.8 billion), with $58.3 billion in Coast's market area.
Growth in Coast's existing market area is more robust than the state of
Florida along with its surrounding markets for Total Population and
Total Households
12.4%
13.2%
10.7%
14.6%
Existing CFHI¹ Florida Tampa MSA² Sarasota MSA³
12.5%
14.8%
10.4%
13.4%
Existing CFHI¹ Florida Tampa MSA² Sarasota MSA³
Total Population Growth (2005-2010) Total Household Growth (2005-2010)
1
Deposit weighted by county
2
Tampa-St. Petersburg-Clearwater MSA
3
Sarasota-Bradenton-Venice MSA
Source: Claritas, SNL Financial
rd
th

Growth Opportunities
De novo branch expansion in 2006
3 branches in Pinellas county
3 branches in Manatee county
Additional branch locations
Winning bidder for 6 branch locations from American Financial Realty Trust
Leased real estate - no deposits transferred
Located in four counties:
- Hillsborough (2)
- Manatee (1)
-Pinellas (2)
-Pasco (1)
We plan to open 12 branch facilities in 2006
and enter Hillsborough county

Existing Branchs and Branches in process 060506

HERNANDO
SUMTER
LAKE
ORANGE
PASCO
OSCEOLA
HILLSBOROUGH
PINELLAS
POLK
FLORIDA
HARDEE
MANATEE
HIGHLANDS
SARASOTA
DESOTO
Bayonet Point
Dade City
San Antonio
New Port Richey
Elfers
Zephyrhills
Kissimmee
Campbell
Beacon Square
Land O' Lakes
Lutz
Polk City
Davenport
Tarpon Springs
Lake Tarpon
Kathleen
Haines City
Carrollwood Village
Gibsonia
Lake Alfred
Palm Harbor
Lake Thonotosassa
Auburndale
Dunedin
Oldsmar
Thonotosassa
Winston
Lakeland
Winter Haven
Clearwater
Safety Harbor
Orient Park
Plant City
Dundee
Belleair
Largo
Mango
Eagle Lake
Tampa
Medulla
Highland City
Wahneta
Brandon
Indian Rocks Beach
Mulberry
Bloomingdale
Bartow
Lake Wales
Crooked Lake Park
Babson Park
Riverview
Gibsonton
Pinellas Park
St. Petersburg
Treasure Island
Fort Meade
Frostproof
Apollo Beach
South Pasadena
Gulfport
Ruskin
Sun City Center
Gulf of Mexico
Little Manatee
Bowling Green
Avon Park
Wauchula
Memphis
Sebring
Bradenton
Ellenton
Cortez
Samoset
Zolfo Springs
Bayshore Gardens
Whitfield Estates
Myakka City
Sarasota
Bee Ridge
Lake Placid
0 mi
10
20
30
40

- Branch Locations In Process
- Existing Branch Locations

Coast Branch and ATM Network
Footprint now covers 5
counties:
- Pinellas
- Hillsborough
- Manatee
- Sarasota
- Pasco
We will continue to fill-in
and expand the markets we
serve as opportunities
present themselves
ATMs have been used to
introduce Coast in new
markets prior to opening a
branch facility

Financial Performance

2004
Financial Highlights
Source: Company Reports
Years Ended December 31,
5-Year
March 31,
2000 2001 2002 2003 2004
CAGR
2006
Selected Balance Sheet Data:
Total assets $55,197 $112,747 $175,866 $263,883 $384,623 68.5% $581,735
Loans, net 30,314 63,670 116,203 214,240 297,725 79.0% 427,257
Securities 11,755 17,286 29,589 27,564 56,063 53.7% 89,390
Deposits 38,254 92,539 148,165 207,740 326,289 74.8% 478,051
Shareholders' equity 4,818 10,014 16,261 33,665 34,948 70.3% 73,226
At of or for the
2005
At of or for the
Years Ended December 31, March 31,
2000 2001 2002 2003 2006
Selected Financial Ratios:
Net Interest Margin 2.75% 3.08% 3.19% 3.26% 3.25%
3.13%
Efficiency Ratio 247.9 111.6 104.1 96.1 79.3
107.7
Loans to deposits 79.2 68.8 78.4 103.1 91.3
89.4
$551,294
390,867
79,029
449,457
73,763
2005
3.10%
94.5
87.0

Historical Growth
5-Year CAGR (2000-2005)
68.5%
22.3%
79.0%
30.8%
74.8%
22.0%
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
60.0%
70.0%
80.0%
Assets Loans Deposits
CFHI
Other publicly traded FL banks with total assets less than $1 billion
3.1x
Larger
2.6x
Larger
3.4x
Larger
Source: Company Reports, SNL Financial
Coast has grown at a faster rate than other publicly traded banks in the state of Florida

Residential
Construction
40.1%
Commercial
3.8%
Residential RE
19.1%
Consumer
7.7%
Commercial RE
29.3%
Diversified Loan Portfolio
Yield on Total Loans = 6.98%
Loan Composition as of March 31, 2006
Note:  For the quarter ended March 31, 2006
Source:  Company Reports
Total Gross Loans = $431 million

Deposit Mix
Non-Int. Bearing
Demand
7.5%
NOW, Money
Market, & Savings
18.9%
Time
73.6%
Weighted Average Cost of Deposits = 3.85%
Deposit Composition as of March 31, 2006
Note:  For the quarter ended March 31, 2006
Source:  Company Reports
Total Deposits = $478 million

Improved Credit Culture
0.61%
0.19%
0.78%
0.22%
0.00%
0.10%
0.20%
0.30%
0.40%
0.50%
0.60%
0.70%
0.80%
NPAs/Total Assets NPLs/Total Loans
March 31, 2004 March 31, 2006
72%
Decrease
Source: Company Reports
Nonperforming assets and loans have decreased significantly since
March 2004
69%
Decrease

$62
$249
($389)
($606)
($1,000)
($800)
($600)
($400)
($200)
$0
$200
Interest Rate Sensitivity
$32.6
$190.7
Fixed Adjustable
($ millions)
($ thousands)
Loans Maturing After December 31, 2006
1
Change in forecasted net interest income over a 12 month period
Source: Company Reports
85%
15%
+ 200 bps + 100 bps - 100 bps - 200 bps
Change in Net
Interest Income (%)¹
2.09% 1.67% (2.61%) (6.69%)

Investment Highlights
Business Assets Sold/Business Lines Discontinued
Comprehensive Loan Review - Legacy Loans Identified
Operational Efficiencies Identified/Implemented
Platform and Systems Built for a $2 Billion Asset Institution
Restructured Bank
Local Market Knowledge
Personalized Customer Service
Competitive Advantage
Florida Market - Top 10 in Population Growth and Job Creation
Greater Tampa Bay Markets - Equal to or Better than State of
Florida
Attractive Markets
Operate 30-35 Branches in 3 to 5 Years
De novo/Acquisition of Branches in Greater Tampa Bay Market
Continued Expansion of ATM Network to Complement Branch
Footprint
Growth of Franchise
Experienced Management Team Now in Place
Improving Profitability and Efficiency While Bank Continues to Grow
Focused Management